EXHIBIT 4.1

THIRD AMENDMENT TO RECEIVABLES SALE AGREEMENT

This THIRD AMENDMENT TO RECEIVABLES SALE AGREEMENT, dated as of December 21, 2006 (this “Amendment”), is entered into among: (i) GE MONEY BANK, a federal savings bank (“Seller”); and (ii) RFS HOLDING, L.L.C., a Delaware limited liability company (“Buyer”).

BACKGROUND

1.             Seller and Buyer are parties to the Receivables Sale Agreement, dated as of June 27, 2003, between GE Money Bank, as seller, and RFS Holding, L.L.C., as buyer, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, by and among Buyer, Seller, RFS Funding Trust, GE Capital Credit Card Master Note Trust, Deutsche Bank Trust Company Delaware, RFS Holding, Inc. and Deutsche Bank Trust Company Americas, and as further amended by the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, by and between Buyer and Seller (the “Receivables Sale Agreement”).

2.             Buyer and Seller desire to amend the Receivables Sale Agreement as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1.  DEFINITIONS.  As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and (b) capitalized terms not so defined shall have the meanings set forth in the Receivables Sale Agreement as amended hereby.

SECTION 2.  AMENDMENTS TO RECEIVABLES SALE AGREEMENT.  The Receivables Sale Agreement shall be amended as follows:

(a)           The definition of “Eligible Receivable” in Section 1.1 of the Receivables Sale Agreement is amended by adding the words “or “general intangible”” immediately following the words “constitutes an “account”” in section (g) of such definition.

(b)           Section 6.1(a)(viii) of the Receivables Sale Agreement is amended by:

(i)            adding the words “or “general intangibles”” immediately following the words “constitute “accounts”” in subsection (C) thereof;

(ii)           deleting the word “and” appearing at the end of subsection (F) thereof;

(iii)          deleting the period appearing at the end of subsection (G) thereof and substituting therefor “; and”; and

(iv)          adding a new subsection (H) thereto, which shall read in its entirety as follows:

“(H)        Seller has received all consents and approvals required by the terms of the Transferred Receivables to the sale of the Transferred Receivables hereunder to Buyer.”.

(c)           Exhibit A of the Receivables Sale Agreement is amended by adding the words “or “general intangibles”” immediately following the words “constitute “accounts”” in Section 5(h) of such Exhibit.

(d)           Exhibit C of the Receivables Sale Agreement is amended by deleting the reference to “Section 7.2” in clause (ii) of such Exhibit and substituting therefor a reference to “Section 7.6.”

SECTION 3.  EFFECTIVENESS.  This Amendment shall become effective as of the date first written above; provided that (i) Buyer and Seller shall have executed a counterpart of this Amendment and (ii) Seller shall have delivered to Buyer an Opinion of Counsel to the effect specified in Exhibit C of the Receivables Sale Agreement, as such Exhibit is amended hereby.

SECTION 4.  BINDING EFFECT; RATIFICATION.  (a)  On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Receivables Sale Agreement and (ii) each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement as amended hereby.

(b)           Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 6.  HEADINGS. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

SECTION 7.  COUNTERPARTS.   This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Executed counterparts may be delivered electronically.

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IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

GE MONEY BANK

By:	/s/ Lisa B. Giegel
Name: Lisa B. Giegel
Title: Senior Vice President and Controller

RFS HOLDING, L.L.C.

By:	/s/ Robert. C. Green
Name: Robert C. Green
Title: Chief Financial Officer